EXHIBIT 23.1



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements (No. 333-57695, 333-48678, 333-72680, 333-82684 and 333-112553) on
Form S-8 of Mobius Management Systems, Inc. of our report dated September 9, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Stamford, CT
September 9, 2005